Exhibit 4.26

November 6, 2014

Paraguay Refrescos S.A.

Ruta a Ñemby Km. 3.5, Barcequillo, San Lorenzo

Asunción

Paraguay

Dear Sirs,

In relation to the Bottler Agreement effective December 1, 2004, between SCHWEPPES HOLDINGS LIMITED (hereinafter the “Company”) and PARAGUAY REFRESCOS S.A. (hereinafter the “Bottler”), by which the Bottler is authorized to prepare and package the beverage SCHWEPPES and in relation to any other supplementary authorization for other Company beverage for sale and distribution under the Trademarks for the Territory described in the Bottler Agreement (hereinafter collectively referred to as the “Bottler Agreement”). The terms used herein have the same meaning attributed to them as in the Bottler Agreement, unless otherwise specifically noted.

The Bottler Agreement is hereby extended from December 1, 2014 until:

February 28, 2015

With the exception of said extension, all terms and conditions of the Bottler Agreement will remain in full force and effect and upon expiration of said extension, it inevitably will expire on February 28, 2015, without any notice and the Bottler shall not be entitled to claim a tacit renewal of the agreement.

Sincerely,

ACCEPTED BY:
SCHWEPES HOLDINGS LIMITED		PARAGUAY REFRESCOS S.A.
By	By

November 6, 2014

ADDRESS REPLY TO P.O. BOX 1734 ATLANTA, GA 30301 404 676-2121

Paraguay Refrescos S.A.

Ruta a Ñemby Km. 3.5, Barcequillo, San Lorenzo

Asunción

Paraguay

Dear Sirs,

In relation to the Bottler Agreement effective December 1, 2004, between THE COCA-COLA COMPANY (hereinafter the “Company”) and PARAGUAY REFRESCOS S.A. (hereinafter the “Bottler”), by which the Bottler is authorized to prepare and package the Beverage COCA-COLA and in relation to any other supplementary authorization for other Company Beverage for sale and distribution under the Trademarks for the territory described in the Bottler Agreement (hereinafter collectively referred to as the “Bottler Agreement”). The terms used herein have the same meaning attributed to them as in the Bottler Agreement, unless otherwise specifically noted.

The Bottler Agreement is hereby extended from December 1, 2014 until:

February 28, 2015

With the exception of said extension, all terms and conditions of the Bottler Agreement will remain in full force and effect and upon expiration of said extension, it inevitably will expire on February 28, 2015, without any notice and the Bottler shall not be entitled to claim a tacit renewal of the agreement.

Sincerely,

ACCEPTED BY:
THE COCA-COLA COMPANY	PARAGUAY REFRESCOS S.A.

By	By
Authorized Representative	Authorized Representative